                                                                      EXHIBIT 99


[LOGO] Heller Financial                                  Heller Financial, Inc.
                                                         500 West Monroe Street
                                                         Chicago, Illinois 60661
                                                         312/441-7000

--------------------------------------------------------------------------------

For Further Information Contact

Linda Anderson/Investor Relations                               News Release
312/441-7034

Joe St. Henry/Media Relations
248/680-4386

Rich Ringer or Stephanie Kerch
HLB Communications, Inc.
312/649-0371



      Heller Financial Reports Eighth Consecutive Year of Record Earnings
      -------------------------------------------------------------------

                  Full Year Net Income up 23% to $290 Million
                  -------------------------------------------

                          Diluted EPS $2.69, Up 21%
                          -------------------------

         Chicago--(January 18, 2001)--Heller Financial, Inc. (NYSE: HF) today reported record net income of $290 million for 2000. This represents an increase of 23% over 1999 results, adjusting for the Company's one-time gain of $48 million on the sale of the assets of its Commercial Services unit in the fourth quarter of 1999. For the fourth quarter of 2000, net income was $71 million, an increase of 15% over the adjusted prior period results. Net income applicable to common stock was $261 million for the year and $64 million for the quarter, increases over the adjusted prior year periods of 25% and 16%, respectively. Diluted earnings per share was $2.69 for the year and $0.66 for the quarter, 21% and 18% increases, respectively, over adjusted 1999 results.

         "We are proud to announce our eighth consecutive year of record earnings," said Chairman and Chief Executive Officer Richard J. Almeida. "Our business model and disciplined execution continue to prove themselves and position us for continued solid growth."

         Highlights included:
         Operating revenues totaled over $1 billion for the full year, up 9% over 1999. Excluding factoring commissions, which were down due to the 1999 sale of the domestic factoring business, operating revenues were up 16% for the year and down 1% for the quarter. Heller's operating margin was 6.1% for the full year and 5.7% for the quarter.

         Net interest income, driven by growth in the Company's portfolio of lending assets, increased 23% for the year and 9% for the fourth quarter. Net interest margin was 3.7% for the year and for the fourth quarter.

         Fees and other income, which includes recurring fee income and net investment gains, increased 4% for the year. Fourth quarter fees and other income was 22% lower than the prior year due primarily to lower residual and net investment gains.

         Total lending assets and investments were $18.7 billion, up 11% for the year. During the third and fourth quarters, the Company sold assets of $300 million and $400 million, respectively, into an asset-backed commercial paper financing vehicle as a more cost-effective funding source. Excluding these sales, lending assets and investments grew 15% for the year and 5% in the fourth quarter over the third quarter. New business volume, totaling $7.8 billion for the year and $2.0 billion for the quarter, was strongest in Heller Corporate Finance, Heller Real Estate Finance, Heller Leasing Services and Heller Healthcare Finance.

         Credit quality in Heller's portfolio remained in line with targets. Heller's nonearning assets were 1.9% of total lending assets, below the Company's target range of 2% to 4%. The Company's loan loss reserve at the end of the year was 2.1% of receivables. Consistent with Heller's target levels, net writedowns totaled $115 million, or 0.7% of average lending assets for the year, and $37 million, or 0.9% for the quarter.

         Operating expenses totaled $459 million for the full year and $110 million for the fourth quarter, an increase of only 1% over full year 1999 and a decrease of 16% for the quarter. Heller's efficiency ratio was 44% for the year and for the fourth quarter, in line with the Company's 2000 goal, and down from 48% for 1999 and 49% for the fourth quarter of 1999.

         According to Mr. Almeida, "The year 2000 was an excellent one across Heller. As we enter 2001, Heller has never been in such a strong position from a market or financial perspective. We are confident that our franchise positions will allow us to capitalize on opportunities that arise from continued competitive fragmentation and the turn in the economic and credit cycles. We have a seasoned management team, unparalleled in the industry, which has been through prior recessions. Over the last decade, we have constructed our portfolio to weather uncertain economic environments. While we expect the 2001 economy will be less steady than in recent years, we remain confident in our ability to deliver."

         The Board of Directors of the Company has determined that the Annual Meeting of the Shareholders of the Company will be held on May 3, 2001. The record date for purposes of voting at the meeting will be March 9, 2001.

         Heller Financial, Inc., is a worldwide commercial finance company providing a broad range of sophisticated, collateralized financing solutions. With $20 billion in total assets, Heller offers equipment financing and leasing, sales finance programs, collateral- and cash flow-based financing, financing for healthcare companies and financing for commercial real estate. The Company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller can be found on the World Wide Web at http://www.hellerfinancial.com.
                                             ------------------------------

         The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)


                                    ASSETS

                                                                                   December 31,        December 31,
                                                                                      2000                1999
                                                                                      ----                ----
                                                                                  (unaudited)           (audited)
Cash and cash equivalents.......................................................   $     732           $     516

Receivables  ...................................................................      15,966              14,795
  Less: Allowance for losses of receivables.....................................         342                 316
                                                                                   ---------           ---------

         Net receivables........................................................      15,624              14,479

Investments.....................................................................       1,696               1,286
Operating leases................................................................         812                 508
Investments in international joint ventures.....................................         220                 219
Other assets ...................................................................         977                 965
                                                                                   ---------           ---------

         Total assets...........................................................   $  20,061           $  17,973
                                                                                   =========           =========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Senior debt
    Commercial paper and short-term borrowings..................................   $   5,127           $   5,202
    Notes and debentures........................................................      10,525               8,630
                                                                                   ---------           ---------

         Total senior debt......................................................      15,652              13,832

Credit balances of factoring clients............................................         982                 993
Other payables and accruals.....................................................         840                 790
                                                                                   ---------           ---------

         Total liabilities......................................................      17,474              15,615

Minority interest...............................................................          12                  11

Stockholders' equity
    Preferred stock.............................................................         400                 400

    Common stockholders' equity ................................................       2,175               1,947
                                                                                   ---------           ---------

         Total stockholders' equity.............................................       2,575               2,347
                                                                                   ---------           ---------

         Total liabilities and stockholders' equity.............................   $  20,061           $  17,973
                                                                                   =========           =========

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)


                                                                         Three Months Ended             Twelve Months Ended
                                                                              December 31,                  December 31,
                                                                              ------------                 ------------
                                                                        2000              1999           2000           1999
                                                                        ----              ----           ----           ----
Interest Income...............................................      $    434          $    352       $  1,628       $  1,197

Interest Expense..............................................           272               204            999            685
                                                                    --------          --------       --------       --------

  Net interest income.........................................           162               148            629            512

Fees and other income.........................................            60                77            298            286

Factoring commissions.........................................            20                30             73            119

Income of international joint ventures........................            10                10             38             35
                                                                    --------          --------       --------       --------

  Operating revenues..........................................           252               265          1,038            952

Operating expenses............................................           110               131            459            456

Provision for losses..........................................            40                41            148            136

Gain on Sale of Commercial Services assets....................             -                79              -             79
                                                                    --------          --------       --------       --------

  Income before income taxes and minority interest............           102               172            431            439

Income tax provision..........................................            31                62            139            154

Minority interest.............................................             -                 -              2              1
                                                                    --------          --------       --------       --------

  Net income..................................................      $     71          $    110       $    290       $    284
                                                                    ========          ========       ========       ========

  Dividends on preferred stock................................      $      7          $      7       $     29       $     28
                                                                    ========          ========       ========       ========

    Net income applicable to common stock.....................      $     64          $    103       $    261       $    256
                                                                    ========          ========       ========       ========
    Basic net income applicable to common stock per
      share (1)...............................................      $   0.66          $   1.06       $   2.70       $   2.75
                                                                    ========          ========       ========       ========
    Diluted net income applicable to common stock per
      share (1)...............................................      $   0.66          $   1.06       $   2.69       $   2.74
                                                                    ========          ========       ========       ========
    Pro forma diluted net income applicable to common
        Stock per share, net of gain of Commercial
        Services assets (1) (2) ..............................      $   0.66          $   0.56       $   2.69       $   2.23
                                                                    ========          ========       ========       ========

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA
                                  (unaudited)

SELECTED DATA AND RATIOS                              Three Months Ended         Twelve Months Ended
(dollars in millions)                                    December 31,               December 31,
                                                         ------------               ------------
                                                       2000         1999          2000         1999
                                                       ----         ----          ----         ----
Profitability:
-------------
Net income applicable to common stock
 per share (1):
     Basic                                             $0.66         $1.06           $2.70       $2.75
     Diluted                                            0.66          1.06            2.69        2.74

Proforma net income applicable to
   common stock per share, net of HCS
   gain (1)(2):
     Basic and Diluted                                  0.66          0.56            2.69        2.23

Return on average common
 stockholders' equity (3)                               11.8%         21.5%           12.7%       14.9%

Return on average common stockholders'
   equity, net of HCS gain (2) (3)                      11.8%         11.5%           12.7%       12.1%

Return on average common stockholders'
   equity, net of HCS gain and net of goodwill
   amortization (2) (3)                                 12.5%         12.3%           13.5%       12.8%

Return on AFE (4)                                        1.6           2.8             1.7         2.1

Return on AFE, net of HCS gain (2) (4)                   1.6           1.6             1.7         1.7

Net interest income as a percentage of
   AFE(4)                                                3.7           3.8             3.7         3.8

Non-interest operating revenues as a
   percentage of AFE (4)                                 2.0           3.0             2.4         3.2

Total operating revenues as a
   percentage of AFE (4)                                 5.7           6.8             6.1         7.0

Operating expenses as a percentage of
   AFE (4)                                               2.5           3.4             2.7         3.3

Operating expenses to operating revenues                43.7%         49.4%           44.2%       47.9%

Operating expenses to AMA (5)                            2.3           3.1             2.5         3.0

Gross writedowns                                       $  40         $  36           $ 140       $ 116

Gross recoveries                                       $   3         $   5           $  25       $  18

                                                    December 31,    December 31,
                                                        2000            1999
                                                        ----            ----
Credit Quality:
--------------
Ratio of earning loans delinquent 60 days or more
to receivables                                            1.7%           1.5%

Ratio of total nonearning assets to total lending
assets                                                    1.9%           1.5%

Ratio of net writedowns to average lending
assets                                                   0.74%          0.74%

Ratio of allowance for losses of receivables to
receivables                                               2.1%           2.1%

Ratio of allowance for losses of receivables to
nonearning receivables                                    120%           155%

                                                               Three Months Ended                Twelve Months Ended
                                                                  December 31,                       December 31,
                                                                  ------------                       ------------
                                                             2000             1999              2000             1999
                                                             ----             ----              ----             ----
Leverage:
--------
Ratio of debt (net of short-term investments) to
total stockholders' equity                                       5.9x             5.8x              5.9x             5.8x

Ratio of commercial paper and short-term
borrowings to total debt                                          33%              38%               33%              38%

Other: (dollars in millions)
------

Total lending assets and investments                     $    18,716      $    16,832       $    18,716      $    16,832

Total lending assets                                          15,988           14,819            15,988           14,819

Average lending assets                                        15,785           14,712            15,456           13,235

Total common stockholders' equity                              2,175            1,947             2,175            1,947

Average common stockholders' equity                            2,150            1,904             2,057            1,715

Funds employed (4)                                            17,734           15,839            17,734           15,839

Average funds employed (4)                                    17,577           15,382            16,978           13,636

Managed assets (5)                                            19,682           17,202            19,682           17,202

Average managed assets (5)                                    19,259           16,684            18,376           14,963

(1) Based on 96,692,722 basic and 97,184,080 diluted weighted average shares of common stock outstanding for the quarter ended December 31, 2000 and 96,641,375 basic and 96,901,462 diluted weighted average shares of common stock outstanding for the twelve months ended December 31, 2000. The diluted weighted average shares as of December 31, 2000, include the effect of 3.9 million stock options issued to management of the Company.
(2) On December 1, 1999, we sold the assets of our Commercial Services unit. This transaction resulted in an after tax net gain of $48 million.
(3) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.
(4) Funds employed include lending assets and investments, less credit balances of factoring clients.
(5) Managed assets include funds employed plus receivables previously securitized or sold and currently managed by the Company.

LENDING ASSETS AND INVESTMENTS

                                                         December 31,      September 30,      December 31,
BY BUSINESS SEGMENT                                          2000              2000               1999
                                                             ----              ----               ----
(dollars in millions)
Domestic Commercial Finance Segment
   Corporate Finance                                     $     5,225       $     5,573        $     4,937
   Leasing Services                                            4,434             4,186              3,428
   Real Estate Finance                                         2,766             2,648              2,626
   Small Business Finance                                      1,440             1,400              1,312
   Healthcare Finance                                          1,563             1,396                971
   Other                                                         387               550                518
                                                         -----------       -----------        -----------
Total Domestic Commercial Finance Segment                $    15,815       $    15,753        $    13,792
International Factoring and Asset Based
     Finance Segment                                           2,901             2,408              3,040
                                                         -----------       -----------        -----------
Total lending assets and investments                     $    18,716       $    18,161        $    16,832
                                                         ===========       ===========        ===========

FEES AND OTHER INCOME
(dollars in millions)                                 Three Months Ended               Twelve Months Ended
                                                         December 31,                      December 31,
                                                         ------------                      ------------
                                                     2000            1999             2000            1999
                                                     ----            ----             ----            ----
Factoring commissions                            $        20      $        30      $        73     $       119
Income of international joint ventures                    10               10               38              35
Fees and other income:
   Investment and asset sale income*                      37               48              204             175
   Fee income and other                                   23               29               94             111
                                                 -----------      -----------      -----------     -----------
         Total fees and other income             $        60      $        77      $       298     $       286
                                                 -----------      -----------      -----------     -----------
     Total non-interest income                   $        90      $       117      $       409     $       440
                                                 ===========      ===========      ===========     ===========

* Includes gains on securitizations and loans sales, net investment income and gains, equipment residual gains and participation income.

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